CROMPTON & KNOWLES CORPORATION
            EMPLOYEE STOCK OWNERSHIP PLAN
            STATEMENTS OF FINANCIAL CONDITION
            DECEMBER 31, 1995 AND 1994
            PLAN ASSETS AND EQUITY

                                          1995
   Fixed         C&K         Equity      Advisers     Mortgage
  Income Fund   Stock Fund      Fund         Fund         Fund        Total
 Investments:

  Common stock of Crompton
  & Knowles Corporation -
  2,110,683 shares at market
  value (cost $ 15,647,527)
  in 1995 and 1,978,585
  shares at market value
  (cost $ 12,378,799) in 1994
 $      -     $ 27,966,550 $      -     $      -     $      -     $ 27,966,550

  Hartford Life Insurance
  Company group annuity
  contract
 17,882,428        -        3,196,868      647,252      309,648    22,036,196

 Cash and short-term
 investments at cost,
 which approximates market
    -           26,164        -            -            -           26,164

 Contribution receivable
 from Crompton & Knowles
 Corporation
 67,233      297,111       34,216       15,525        7,501      421,586

 Plan Assets and Equity
$ 17,949,661 $ 28,289,825 $  3,231,084 $    662,777 $    317,149 $ 50,450,496


                                          1994
   Fixed         C&K         Equity      Advisers     Mortgage
 Income Fund   Stock Fund      Fund         Fund         Fund        Total
 Investments:

  Common stock of Crompton
  & Knowles Corporation -
  2,110,683 shares at market
  value (cost $ 15,647,527)
  in 1995 and 1,978,585
  shares at market value
  (cost $ 12,378,799) in 1994
 $      -     $ 32,152,006 $      -     $      -     $      -     $ 32,152,006

  Hartford Life Insurance
  Company group annuity
  contract
 15,009,184        -        2,387,815      648,256      237,916   18,283,171

 Cash and short-term
 investments at cost,
 which approximates market
    -           35,644        -            -            -           35,644

 Contribution receivable
 from Crompton & Knowles
 Corporation
   55,080      288,372       23,920        9,869        1,619      378,860

 Plan Assets and Equity
$ 15,064,264 $ 32,476,022 $  2,411,735 $    658,125 $    239,535 $ 50,849,681



                            See accompanying notes to financial statements